Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-68350 and 333-83819) and Forms S-8 (Nos. 333-37632, 33-35476, 33-71134, 33-53723 and 333-92264) of Cabot Oil & Gas Corporation of our report dated March 2, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 2, 2005